EXHIBIT 10.6


                        OCCIDENTAL PETROLEUM CORPORATION
                        2001 INCENTIVE COMPENSATION PLAN
                        RESTRICTED COMMON SHARE AGREEMENT
                     (MANDATORY DEFERRED ISSUANCE OF SHARES)


NAME OF GRANTEE:
                     -----------------------------------------------------------

DATE OF GRANT:
                     -----------------------------------------------------------

RESTRICTED COMMON SHARES:
                            ----------------------------------------------------

VESTING SCHEDULE:    1ST ANNIVERSARY                    RESTRICTED COMMON SHARES
                     -----------------------------------------------------------
                     2ND ANNIVERSARY                    RESTRICTED COMMON SHARES
                     -----------------------------------------------------------
                     3RD ANNIVERSARY                    RESTRICTED COMMON SHARES
                     -----------------------------------------------------------


AGREEMENT (this "Agreement") made as of the Date of Grant between OCCIDENTAL PETROLEUM CORPORATION, a Delaware corporation ("Occidental") and, with its subsidiaries, (the "Company"), and Grantee.

1. GRANT OF RESTRICTED COMMON SHARES. In accordance with this Agreement and the Occidental Petroleum Corporation 2001 Incentive Compensation Plan, as amended from time to time (the "Plan"), Occidental grants to the Grantee as of the Date of Grant, the right to receive, at the end of the Deferral Period in accordance with Grantee's distribution election, Common Shares equal to the number of Restricted Common Shares that vest according to the schedule set forth above. For the purposes of this Agreement, (a) Deferral Period means the period commencing on the date the Restricted Common Shares vest and ending on the earlier of the date the Grantee retires under a Company-sponsored retirement plan or the date the Grantee's employment with the Company terminates for any other reason, and (b) Restricted Common Share means a bookkeeping entry equivalent to a whole or fractional Common Share.

2. RESTRICTIONS ON TRANSFER. Neither this Agreement, the Restricted Common Shares nor the right to receive Common Shares may be transferred or assigned by the Grantee other than (i) to a beneficiary designated on a form approved by the Company, by will or, if the Grantee dies without designating a beneficiary or a valid will, by the laws of descent and distribution, or (ii) pursuant to a domestic relations order (if approved or ratified by the Administrator).

3. VESTING AND FORFEITURE OF RESTRICTED COMMON SHARES. (a) Subject to Sections 3(b) and (c), on each anniversary of the Date of Grant the number of Restricted Common Shares indicated above in the Vesting Schedule for such anniversary will vest and become non-forfeitable if the Grantee remains in the continuous employ of the Company through such Date. The continuous employment of the Grantee will not be deemed to have been interrupted by reason of the transfer of the Grantee's employment among the Company and its affiliates or an approved leave of absence.

       (b) Notwithstanding Section 3(a), if the Grantee dies or becomes permanently disabled while in the employ of the Company, retires under a Company-sponsored retirement plan or with the consent of the Company, or terminates employment for the convenience of the Company (each of the foregoing, a " Vesting Event"), then Restricted Common Shares that have not vested prior to the date of the Vesting Event will become fully vested and nonforfeitable as of such date.

       (c) Notwithstanding Section 3(a), if a Change in Control Event occurs prior to the end of the Vesting Schedule, all of the Restricted Common Shares that have not yet vested shall immediately become fully vested and nonforfeitable.
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4.     DEFERRAL OF COMMON SHARE PAYOUT. By accepting this Restricted Common
Share Agreement, the Grantee has agreed that the receipt of the Common Shares will be deferred in accordance with the terms and conditions attached as Exhibit A and made a part of this Agreement (the "Deferral Terms"). If, prior to this Date of Grant, the Grantee elected under any deferral plan or program for restricted stock approved by the Administrator to defer the receipt of any Common Shares issuable pursuant to a restricted stock award, then the Grantee's decisions with respect to the manner and timing of distributions, the method for payment of dividends and the beneficiary designation under such election shall apply to this award. Unless and until the Grantee submits election forms, the provisions in the Deferral Terms shall govern. At the end of the Deferral Period, on each distribution payout date, the number of Common Shares equal to the vested Restricted Common Shares to be distributed on that date, less the number of Common Shares necessary to satisfy required tax withholding, will be issued and registered in the name of the Grantee directly on the books of the Company's registrar and stock transfer agent.

5.     CREDITING AND PAYMENT OF DIVIDEND EQUIVALENTS.

       (a) DIVIDEND EQUIVALENTS ON UNVESTED RESTRICTED COMMON SHARES. With respect to the number of Restricted Common Shares listed above, the Grantee will be credited on the books and records of Occidental with an amount (the "Dividend Equivalent") equal to the amount per share of any cash dividends declared by the Board on the outstanding Common Shares until the shares vest, or, if earlier, up to the date on which the Grantee forfeits all or any portion of the Restricted Common Shares. Until the Restricted Common Shares have vested, Occidental will pay in cash to the Grantee an amount equal to the Dividend Equivalents credited to such Grantee as promptly as may be practicable after the Grantee has been credited with a Dividend Equivalent.

       (b) DIVIDEND EQUIVALENTS ON VESTED RESTRICTED COMMON SHARES. During the Deferral Period, Dividend Equivalents will be paid in cash or reinvested in additional Restricted Common Shares in accordance with the Deferral Terms.

6. NO EMPLOYMENT CONTRACT. Nothing in this Agreement confers upon the Grantee any right with respect to continued employment by the Company, nor limits in any manner the right of the Company to terminate the employment or adjust the compensation of the Grantee.

7. TAXES AND WITHHOLDING. If the Company must withhold any federal, state, local or foreign tax in connection with the issuance or vesting of the Restricted Common Shares or other securities or the payment of Dividend Equivalents pursuant to this Agreement, the Grantee by executing the Agreements agrees that, so long as the Grantee is an employee of the Company for tax purposes, all or any part of any such withholding obligation shall be deducted from the Grantee's regular pay.

8. COMPLIANCE WITH LAW. The Company will make reasonable efforts to comply with all applicable federal and state securities laws; however, the Company will not issue any Restricted Common Shares or other securities pursuant to this Agreement if their issuance would result in a violation of any such law.

9. RELATION TO OTHER BENEFITS. The benefits received by the Grantee under this Agreement will not be taken into account in determining any benefits to which the Grantee may be entitled under any profit sharing, retirement or other benefit or compensation plan maintained by the Company, including the amount of any life insurance coverage available to any beneficiary of the Grantee under any life insurance plan covering employees of the Company. This grant of Restricted Common Shares does not create any contractual or other right to receive future grants of Restricted Common Shares, or benefits in lieu of Restricted Common Shares, even if Grantee has a history of receiving Restricted Common Shares or other stock awards.

10. AMENDMENTS. Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent it is applicable to this Agreement; however, no amendment will adversely affect the rights of the Grantee under this Agreement without the Grantee's consent.

11. SEVERABILITY. If one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, the invalidated provisions shall be deemed to be separable from the


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other provisions of this Agreement, and the remaining provisions of this
Agreement will continue to be valid and fully enforceable.

12. RELATION TO PLAN; INTERPRETATION. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistent provisions between this Agreement and the Plan, the provisions of the Plan control. Capitalized terms used in this Agreement without definition have the meanings assigned to them in the Plan. References to Sections are to Sections of this Agreement unless otherwise noted.

13. SUCCESSORS AND ASSIGNS. Subject to Sections 2 and 3, the provisions of this Agreement shall be for the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

14. GOVERNING LAW. The laws of the State of Delaware govern the interpretation, performance, and enforcement of this Agreement.

       IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Grantee has also executed this Agreement in duplicate, effective as of the Date of Grant.

                                   OCCIDENTAL PETROLEUM CORPORATION

                                   By:



                                   ---------------------------------------------
                                   Grantee


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                                                                       EXHIBIT A


                          DEFERRAL TERMS AND CONDITIONS


o Grantee's agreement to defer is a condition to the receipt of the Restricted Common Share Agreement to which these terms and conditions are attached.

o The deferral of receipt of any Common Shares upon the vesting of the Restricted Common Shares is irrevocable and cannot be changed or canceled.

o As a result of the deferral, no shares of Common Stock will be issued pursuant to the Restricted Common Share Agreement upon the vesting of the Restricted Common Shares and the Restricted Common Shares will continue to be recorded as a bookkeeping entry. The Restricted Common Shares are not shares and have no voting rights or, except as stated below, dividend rights.

o The deferred Restricted Common Shares will earn Dividend Equivalents. During the Deferral Period, Dividend Equivalents will be paid in cash or reinvested in additional Restricted Common Shares in accordance with the Grantee's election. If no election is made by the Grantee, the Dividend Equivalents will be paid in cash. Any awards deferred in subsequent years will be subject to the original Dividend Equivalent payout method election.

o This deferral is subject to Internal Revenue Code and Treasury regulations. In the year deferred, the deferred Restricted Common Shares are subject to FICA tax, to the extent that the FICA tax maximum has not been met, and to the Medicare portion (1.45%) of FICA tax. Federal/state tax withholdings will be required at the time the Common Shares are to be issued or distributed and will be satisfied by withholding a portion of the Common Shares to be issued. Under current tax law, the holding period for long-term capital gains does not start until the Common Shares are actually issued.

o The Grantee is responsible for any and all tax liabilities (currently and at anytime in the future) that relate to the Restricted Common Shares deferred under this program, including Dividend Equivalents paid in cash or credited as additional Restricted Common Shares due to the deferral.

o Distribution will commence in the first quarter of the calendar year following the year of retirement according to the Grantee's distribution election, or, if the Grantee has not made an election, the entire deferred Restricted Common Share balance will be distributed at that time. In the event that the Grantee's employment is terminated due to voluntary or involuntary termination of employment, disability, or death, the entire deferred Restricted Common Share balance will be distributed during the first quarter of the calendar year following the Grantee's termination of employment.

o In the event of a Change in Control Event (as defined in the Plan), the Grantee may petition the Administrator for an immediate distribution of the deferred Restricted Common Shares.

o If the Grantee has a pre-existing deferral election for a restricted stock award, that election will govern the manner and timing of distribution of the deferred Restricted Common Shares, the method of payment of Dividend Equivalents and beneficiary designation. If the Grantee does not have a pre-existing deferral election, the number of annual installments must be fixed (by employee election on a separate distribution election form) promptly upon receipt of the Restricted Common Share Agreement. Any awards deferred in subsequent years plus any additional stock units credited will be subject to the Grantee's original distribution election. The Grantee's distribution election may be changed, with the consent of the Administrator, up to 12 months prior to commencement of distribution.

o This deferral is made pursuant to the terms of the Plan and is not part of the OPC Deferred Compensation Plan.

o The administration of the Plan, including the deferral of this grant of Restricted Common Shares is governed by the Administrator, whose decision on all matters shall be final.